BKD, LLP
                                           1360 Post Oak Blvd., Suite 1900
                                           Houston, Texas 77056





                 Consent of Independent Certified Accountants




We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 15, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004, Annual Report to Shareholders of the Volumetric Fund, Inc., which is also incorporated by reference into this Registration Statement. We also consent to the reference to our firm under the heading "Financial Statements" appearing in the Statement of Additional Information, which is part of this Registration Statement.


                                                                BKD, LLP
Houston, Texas
April 18, 2005